Filed Pursuant to Rule 424(b)(5)
Registration No. 333-227817

PROSPECTUS SUPPLEMENT
(To Prospectus dated November 8, 2018)

4,900,000 Class A Common Shares

Pursuant to this prospectus supplement and the accompanying prospectus, we are offering up to 4,900,000 Class A common shares, par value $0.002731 per share (the “Class A Common Shares”) at a price of $0.70 per share directly to selected investors. In a concurrent private placement, we are also selling to the investors warrants to purchase an aggregate of up to 4,900,000 Class A Common Shares at an exercise price of $0.70 per share (the “Private Placement Warrants”). The Private Placement Warrants will be exercisable for a period of five and one-half years commencing on the closing date. The Private Placement Warrants and the Class A Common Shares issuable upon the exercise of such warrants are not being registered under the Securities Act of 1933, as amended, or the Securities Act, and are not being offered pursuant to this prospectus supplement and the accompanying prospectus and are being offered pursuant to an exemption from the registration requirements of the Securities Act provided in Section 4(a)(2) of the Securities Act and Rule 506(b) promulgated thereunder.

Our Class A Common Shares trade on the NASDAQ Capital Market under the symbol “LLIT.” The last reported sale price of our Class A Common Shares on the NASDAQ Capital Market on February 27, 2020 was $0.77 per share. As of the date of this prospectus supplement, the aggregate market value of our outstanding Class A Common Shares and Class B Common Shares held by non-affiliates is approximately $31.14 million, based on 12,785,475 Class A Common Shares issued and outstanding, of which approximately 10,700,433 Class A Common Shares are held by non-affiliates, and a per share price of $2.91 based on the closing price of our Class A Common Shares on January 31, 2020, which is the highest closing sale price of our Class A Common Shares on The Nasdaq Capital Market within the prior 60 days.

During the 12 calendar months prior to and including the date of this Prospectus Supplement, we sold approximately $4.65 million of our Class A Common Shares pursuant to General Instruction I.B.5 of Form F-3. Pursuant to General Instruction I.B.5 of Form F-3, in no event will we sell securities registered in a public primary offering with a value exceeding more than one-third of our public float in any 12 calendar month period that ends on, and includes, the date of this prospectus supplement, so long as our public float remains below $75.0 million.

We have retained Maxim Group LLC as exclusive placement agent in connection with this offering to use its “reasonable best efforts” to solicit offers to purchase our Class A Common Shares and the Private Placement Warrants. The placement agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of securities. We will pay the placement agent a fee equal to the sum of 7% of the aggregate purchase price paid by investors placed by the placement agent. See “Plan of Distribution” beginning on page S-15 of this prospectus supplement for more information regarding these arrangements.

Investing in our securities involves a high degree of risk. Please read “Risk Factors” beginning on page S-5 of this prospectus supplement and on page 4 of the accompanying prospectus.

Neither the Securities and Exchange Commission nor any states securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Class A Common Share	Total
Offering Price	$0.70	$3,430,000.00
Placement Agent Fees (1)	$0.049	$240,100.00
Proceeds, before expenses, to us	$0.651	$3,189,900.00

(1)	In addition, we have agreed to reimburse the placement agent for certain offering-related expenses up to an aggregate of $20,000. See “Plan of Distribution.”

We expect that delivery of the Class A Common Shares offered pursuant to this prospectus supplement and the accompanying prospectus will be made on or about March 2, 2020, subject to customary closing conditions.

MAXIM GROUP LLC

The date of this prospectus supplement is February 27, 2020

You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. We have not authorized anyone else to provide you with additional or different information. We are offering to sell, and seeking offers to buy Class A Common Shares only in jurisdictions where offers and sales are permitted. You should not assume that the information in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the front of those documents or that any document incorporated by reference is accurate as of any date other than its filing date.

No action is being taken in any jurisdiction outside the United States to permit a public offering of the Class A Common Shares or possession or distribution of this prospectus supplement or the accompanying prospectus in that jurisdiction. Persons who come into possession of this prospectus supplement or the accompanying prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus supplement and the accompanying prospectus applicable to that jurisdiction.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

On October 15, 2018, we filed with the Securities and Exchange Commission, or the SEC, a registration statement on Form F-3 (File No. 333-227817) utilizing a shelf registration process relating to the securities described in this prospectus supplement. On October 31, 2018, we filed an amendment to the registration statement on Form F-3/A. The registration statement was declared effective on November 8, 2018. Under this shelf registration process, we have registered to sell, from time to time, up to $30 million in the aggregate of common shares, share purchase contracts and share purchase units, warrants, rights and units. On February 13, 2020, we filed with the SEC a prospectus supplement where we offered and sold an aggregate of 2,590,000 of our Class A Common Shares for $2,201,500 of aggregate proceeds with a concurrent private placement selling warrants to purchase up to an aggregate of 2,590,000 of our Class A Common Shares and on February 24, 2020, we filed with the SEC a prospectus supplement where we offered and sold an aggregate of 3,500,000 of our Class A Common Shares for $2,450,000 of aggregate proceeds with a concurrent private placement selling warrants to purchase up to an aggregate of 3,500,000 of our Class A Common Shares.

This document is in two parts. The first part is the prospectus supplement, which describes the specific terms of this offering and adds, updates and changes information contained in the accompanying prospectus. The second part is the accompanying prospectus, which gives more general information, some of which may not apply to this offering. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or any document incorporated by reference in this prospectus supplement or the accompanying prospectus, on the other hand, you should rely on the information in this prospectus supplement. However, if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in this prospectus supplement or the accompanying prospectus — the statement in the document having the later date modifies or supersedes the earlier statement as our business, financial condition, results of operations and prospects may have changed since the earlier dates.

This prospectus supplement and the accompanying prospectus include important information about us, our Class A Common Shares and other information you should know before investing. You should carefully read this prospectus supplement, the accompanying prospectus, all information incorporated by reference herein and therein, as well as the additional information described under the heading “Where You Can Find More Information.”

This prospectus supplement and the accompanying prospectus and any free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information, and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus supplement and the accompanying prospectus or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus supplement and the accompanying prospectus and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus supplement. Accordingly, investors should not place undue reliance on this information.

S-ii

FORWARD-LOOKING INFORMATION

This prospectus supplement contains “forward-looking statements” that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this prospectus supplement, including statements regarding our future results of operations and financial position, strategy and plans, and our expectations for future operations, are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. We have attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” or “will” or the negative of these terms or other comparable terminology. Our actual results may differ materially or perhaps significantly from those discussed herein, or implied by, these forward-looking statements. Forward-looking statements included or incorporated by reference in this prospectus supplement or our other filings with the SEC, include, but are not necessarily limited to, those relating to:

●	significant dependence on distributors;

●	failure to timely obtain or maintain applicable regulatory clearances or approvals for our products;

●	lack of insurance coverage for our product-related liabilities and other business liability;

●	outbreak of coronavirus in China;

●	uncertainties related to China’s legal system and economic, political and social events in China;

●	a general economic downturn; and

●	our incompliance with NASDAQ continued listing requirements.

The foregoing does not represent an exhaustive list of matters that may be covered by the forward-looking statements contained herein or risk factors with which we are faced that may cause our actual results to differ from those anticipated in our forward-looking statements. Please see “Risk Factors” in our reports filed or furnished with the SEC or in this prospectus supplement and the accompanying prospectus for additional risks which could adversely impact our business and financial performance.

Moreover, new risks regularly emerge and it is not possible for our management to predict or articulate all risks we face, nor can we assess the impact of all risks on our business or the extent to which any risk, or combination of risks, may cause actual results to differ from those contained in any forward-looking statements. All forward-looking statements included in this prospectus supplement and the accompanying prospectus are based on information available to us on the date of this prospectus supplement or the accompanying prospectus, as applicable. Except to the extent required by applicable laws or rules, we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

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PROSPECTUS SUMMARY

This summary highlights information about us and the offering contained elsewhere in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus. It is not complete and may not contain all the information that may be important to you. You should carefully read the entire prospectus supplement and the accompanying prospectus, as well as the information incorporated by reference, before making an investment decision, especially the information presented under the heading “Risk Factors” beginning on page S-5 of this prospectus supplement, and our financial statements and the notes to those financial statements, which are incorporated by reference, and the other financial information appearing elsewhere in or incorporated by reference into this prospectus supplement. See “Incorporation of Certain Information by Reference.” In this prospectus supplement, except as otherwise indicated or as the context otherwise requires, “Lianluo,” “the Company,” “we,” “our” and “us” refer to Lianluo Smart Limited and its subsidiaries and other consolidated entities.

About Lianluo Smart Limited

Company Overview

We have completed our business restructuring plan of scaling down and we have discontinued, as appropriate, our unprofitable traditional medical equipment business. We currently focus on the development, production and marketing of our sleep respiratory analysis system and cardiopulmonary resuscitation (“CPR”) device.

We have developed and distributed medical devices, focusing primarily on sleep respiratory solutions to the Obstructive Sleep Apnea Syndrome (“OSAS”) since 2010. We provide users with medical grade detection and monitoring, long-distance treatment and integration solution of professional rehabilitation. Since fiscal 2018, we have been providing examination services to hospitals and medical centers through our developed medical wearable device. Doctors are able to refer to examination results provided by the device in making diagnoses regarding OSAS. We have established cooperation with a number of medical check-up centers in China, to reach and serve their clients.

We design, develop and market our own branded medical products and medical components. We presently concentrate on wearable sleep respiratory devices, and hold five design patents related to sleep respiratory analysis system and a sleep respiratory analysis software copyright in China. We continue to research new products and evaluate potential business opportunities.

We do not operate any fully scaled manufacturing facilities and contract some of the medical components to outside manufacturers in China. Most of our branded products require light assembly by us before distribution.

Trend Information

The global wearable medical device market is expected to grow significantly during the next ten years. The rising prevalence of conditions such as obesity and hypertension, as a result of sedentary lifestyles, is anticipated to boost the demand for wearable medical devices. Moreover, increasing health awareness is further expected to augment the demand for these devices. Additionally, growing incidences of chronic conditions, such as diabetes, which require round-the-clock monitoring, are expected to increase the demand for wearable technology. The medical device market in China has been growing significantly as well, split between the hospital and facility-based and home medical device markets.

As a vital component of China’s current health system reform, the medical device industry has been incorporated into the national strategic development plan. In May 2015, the highly anticipated “Made in China 2025” plan, or the Plan, was formally announced by the Chinese government. The objective of the Plan is to promote ten major industries such as biomedicine and high-performance medical devices as national strategies and to improve the innovation capability and industrial development of medical devices. The Plan focuses on the development of high-performance medical equipment such as imaging equipment and medical robots, high-value medical consumables such as degradable blood vessel stents, and mobile medical products such as wearable and remote medical treatment devices. We see the Plan as a driving force for the development of China’s medical device industry which will help boost the development of this industry.

On the other hand, China’s home medical equipment market is currently in its initial stages of growth. As residents’ living standards and consumption structure change and China’s population continues to age, we believe the demand for healthcare services and self-care will substantially increase, creating growth opportunities for our participation in the market.

Our wearable sleep respiratory analysis and diagnosis system targets both traditional hospitals and emerging home healthcare markets. In 2020, with new opportunities, and combined with favorable government policies, we anticipate that we will be positioned for continued growth in the medical device industry.

Corporate Information

We were incorporated in the British Virgin Islands on July 22, 2003. Our principal executive office is located at Room 611, 6th Floor, BeiKong Technology Building, No. 10 Baifuquan Road, Changping District, Beijing 102200, People’s Republic of China, and our telephone number is (+86) 010-8978-8107.

The following chart reflects our organizational structure as of the date of this prospectus supplement.

THE OFFERING

Class A Common Shares Offered by Us	4,900,000 shares

Offering Price Per Share	$0.70

Class A Common Shares Outstanding Immediately Before the Offering	12,785,475 shares

Class A Common Shares to be Outstanding Immediately After the Offering (assumes all Class A Common shares offered in this offering are sold and excludes the shares underlying the Private Placement Warrants)	17,685,475 shares

Market for the Class A Common Shares	Our Class A Common Shares are traded on the Nasdaq Capital Market under the symbol “LLIT.”

Use of Proceeds	We intend to use the net proceeds from this offering for working capital and other general corporate purposes. See “Use of Proceeds” on page S-9 of this prospectus supplement.

Risk Factors	Investing in our securities involves a high degree of risk. For a discussion of factors you should consider carefully before deciding to invest in our Class A Common Shares. See “Risk Factors” beginning on page S-5 of this prospectus supplement and on page 4 of the accompanying prospectus and other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus.

Concurrent Private Placement	In a concurrent private placement, we are selling to the investors of our Class A Common Shares in this offering five and one-half year Private Placement Warrants to purchase 4,900,000 of our Class A Common Shares at an exercise price of $0.70 per share. We will receive gross proceeds from the concurrent private placement transaction solely to the extent such warrants are exercised for cash. The Private Placement Warrants and the Class A Common Shares issuable upon the exercise of the Private Placement Warrants are not being offered pursuant to this prospectus supplement and the accompanying prospectus. See “Private Placement Transaction.”

Transfer Agent and Registrar	Computershare Limited

The number of our Class A Common Shares to be outstanding after this offering is based on 12,785,475 Class A Common shares outstanding on February 27, 2020.

The number of shares of our Class A Common Shares outstanding immediately before and immediately after this offering excludes:

●	1,780,658 Class A Common Shares reserved for future issuance under our “2014 Share Incentive Plan”;

●	899,867 Class A Common Shares issuable upon the exercise of outstanding options, which were granted to our directors, officers and employees under our equity incentive plans;

●	2,590,000 Class A Common Shares issuable upon exercise of the warrants issued in the private placement that closed on February 14, 2020;

●	3,500,000 Class A Common Shares issuable upon exercise of the warrants issued in the private placement that closed on February 25, 2020;

●	4,900,000 Class A Common Shares issuable upon exercise of the Private Placement Warrants being issued in the concurrent private placement; and

●	1,000,000 Class B Common Shares issuable upon exercise of the warrants issued to Hangzhou Lianluo Interactive Information Technology Co., Ltd., our majority shareholder who also holds all of our Class B Common Shares issued and outstanding as of the date of this prospectus supplement in an amount of 11,111,111 shares.

RISK FACTORS

Any investment in our securities involves a high degree of risk. You should consider carefully the risks described below as well as the risks described in the section captioned “Risk Factors” in our annual report on Form 20-F for the year ended December 31, 2018, amended on February 10, 2020 and as updated by any document that we subsequently file with the SEC that is incorporated by reference in this prospectus supplement or the accompanying prospectus, together with other information in this prospectus supplement, the accompanying prospectus and the information and documents incorporated by reference in this prospectus supplement and the accompanying prospectus before you make a decision to invest in our securities. If any of such risks actually occur, our business, operating results, prospects or financial condition could be materially and adversely affected. This could cause the trading price of our Class A Common Shares to decline and you may lose all or part of your investment. The risks described below are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also affect our business operations. The risks discussed below also include forward-looking statements and our actual results may differ substantially from those discussed in these forward-looking statements. See “Forward-Looking Information.”

RISKS RELATED TO THIS OFFERING

The outbreak of coronavirus in China may have a material adverse effect on our business.

Our business could be materially and adversely affected by the outbreak of coronavirus in China. All of our operating subsidiaries are located in China where the coronavirus originated and primarily spreads. The World Health Organization has declared the coronavirus outbreak in China a public health emergency of international concern. As this virus has been transmitted between humans, the Chinese government has imposed travel restrictions in certain parts of the country and businesses operating in China have scaled back operations. The development of the coronavirus outbreak could materially disrupt our business and operations, slow down the overall economy, curtail consumer spending, interrupt our sources of supply, and make it hard to adequately staff our operations. As a result, our operating results, financial condition and cash flows could be materially adversely impacted.

We will have broad discretion as to the use of the proceeds from this offering, and we may not use the proceeds effectively.

Subject to certain limited exceptions set forth in the offering documents, we have agreed to use the net proceeds from this offering solely for working capital and general corporate purposes; provided, however, that none of such proceeds will be used, directly or indirectly, for (i) the satisfaction of any of our indebtedness, other than payment of trade payables incurred in the ordinary course of business and consistent with prior practices; (ii) the redemption or repurchase of any of our securities; or (iii) the settlement of any outstanding litigation. We have considerable discretion in the application of the net proceeds of this offering. You will not have the opportunity, as part of your investment decision, to assess whether the net proceeds are being used in a manner agreeable to you. You must rely on our judgment regarding the application of the net proceeds of this offering. The net proceeds may be used for corporate purposes that do not improve our profitability or increase the price of our shares. The net proceeds may also be placed in investments that do not produce income or that lose value. The failure to use such funds by us effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.

You will experience immediate dilution in the book value per Class A Common Share you purchase.

Because the price per Class A Common Share being offered is substantially higher than the book value per Class A Common Share, you will suffer substantial dilution in the net tangible book value of the Class A Common Shares you purchase in this offering. After giving effect to the sale by us of 4,900,000 Class A Common Shares in this offering, and based on the offering price of $0.70 per Class A Common Share, after deducting estimated offering commissions and expenses (without taking into account the 2,590,000 of our Class A Common Shares offered and sold in a registered direct offering that closed on February 14, 2020, or the 3,500,000 of our Class A Common Shares offered and sold in a registered direct offering that closed on February 25, 2020), and the net tangible book value of the Class A Common Shares of $(0.01) per share as of June 30, 2019, without giving effect to the potential exercise of the warrants issued in the private placement that closed on February 14, 2020, the warrants issued in the private placement that closed on February 25, 2020, and the Private Placement Warrants in the concurrent private placement, if you purchase Class A Common Shares in this offering, you will suffer immediate and substantial dilution of $0.57 per share in the net tangible book value of the Class A Common Shares.

A large number of shares may be sold in the market following this offering, which may significantly depress the market price of our Class A Common Shares.

The Class A Common Shares sold in the offering will be freely tradable without restriction or further registration under the Securities Act. As a result, a substantial number of our Class A Common Shares may be sold in the public market following this offering. If there are significantly more Class A Common Shares offered for sale than buyers are willing to purchase, then the market price of our Class A Common Shares may decline to a market price at which buyers are willing to purchase the offered Class A Common Shares and sellers remain willing to sell the Class A Common Shares.

If we fail to regain compliance with the continued listing requirements of NASDAQ, we would face possible delisting, which would result in a limited public market for trading our shares and make obtaining future debt or equity financing more difficult for us.

Our Class A Common Shares are traded and listed on the Nasdaq Capital Market under the symbol of “LLIT.” Our shares may be delisted, if we fail to regain compliance with certain continued listing requirements of the Nasdaq Stock Market, or NASDAQ, in a timely manner.

On September 11, 2019, we received a notification letter from the Listing Qualifications Staff of NASDAQ notifying us that the minimum bid price per share for our common shares has been below $1.00 for a period of 30 consecutive business days and we therefore no longer meet the minimum bid price requirements set forth in Nasdaq Listing Rule 5550(a)(2). We were granted a compliance period of 180 days, or until March 9, 2020 to regain the compliance. In the event we do not regain compliance by March 9, 2020, we may be eligible for additional time. To qualify, we will be required to meet the continued listing requirement for market value of publicly held shares and all other initial listing standards for The Nasdaq Capital Market, with the exception of the bid price requirement, and will need to provide written notice of our intention to cure the deficiency during the second compliance period, by effecting a reverse stock split, if necessary. If we meet these requirements, we may be granted an additional 180 calendar days to regain compliance. However, if it appears to the Listing Qualifications Staff of NASDAQ that we will not be able to cure the deficiency, or if we are otherwise not eligible, we may receive a notice that our securities will be subject to delisting.

On January 6, 2020, we received another notification from NASDAQ, stating that we no longer comply with the minimum of $2.5 million in stockholders’ equity for continued listing on The Nasdaq Capital Market under Nasdaq’s Listing Rule 5550(b)(1) and that we also do not comply with either of the two alternative standards of Listing Rule 5550(b), the market value standard and the net income standard. We have submitted a plan to regain compliance with NASDAQ’s applicable listing standards. If the plan is accepted by NASDAQ, we will have 180 calendar days from the date of the notification to evidence compliance with an applicable listing standard. If NASDAQ does not accept our plan, we will have the opportunity to appeal that decision to a Hearings Panel of Nasdaq. If we decide not to appeal or fail in the appeal, our securities will be subject to delisting.

If we fail to regain compliance with certain continued listing requirements, our Class A Common Shares may lose their status on Nasdaq Capital Market and they would likely be traded on the over-the-counter market. If our Class A Common Shares were traded on the over-the-counter market, selling our Class A Common Shares could be more difficult because smaller quantities of shares would likely be bought and sold, transactions could be delayed, and security analysts’ coverage of us may be reduced. In addition, in the event our Class A Common Shares are delisted, broker dealers would have bear certain regulatory burdens which may discourage broker dealers from effecting transactions in our Class A Common Shares and further limiting the liquidity of our shares. These factors could result in lower prices and larger spreads in the bid and ask prices for our Class A Common Shares. Such delisting from NASDAQ and continued or further declines in our share price could also greatly impair our ability to raise additional necessary capital through equity or debt financing, and could significantly increase the ownership dilution to shareholders caused by our issuing equity in financing or other transactions.

If our Class A Common Shares were delisted from NASDAQ, we may become subject to the trading complications experienced by “Penny Stocks” in the over-the-counter market.

Delisting from NASDAQ may cause our Class A Common Shares to become subject to the SEC’s “penny stock” rules. The SEC generally defines a penny stock as an equity security that has a market price of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to specific exemptions. One such exemption is to be listed on NASDAQ. The market price of our Class A Common Shares is currently below $5.00 per share. Therefore, were we to be delisted from NASDAQ, our Class A Common Shares may become subject to the SEC’s “penny stock” rules. These rules require, among other things, that any broker engaging in a purchase or sale of our securities provide its customers with: (i) a risk disclosure document, (ii) disclosure of market quotations, if any, (iii) disclosure of the compensation of the broker and its salespersons in the transaction, and (iv) monthly account statements showing the market values of our securities held in the customer’s accounts. A broker would be required to provide the bid and offer quotations and compensation information before effecting the transaction. This information must be contained on the customer’s confirmation. Generally, brokers are less willing to effect transactions in penny stocks due to these additional delivery requirements. These requirements may make it more difficult for shareholders to purchase or sell our Class A Common Shares. Because the broker, not us, prepares this information, we would not be able to assure that such information is accurate, complete or current.

The market price of our Class A Common Shares has been volatile, leading to the possibility that their value may be depressed at a time when you want to sell your holdings.

The market price of our Class A Common Shares has been volatile, and this volatility may continue. From January 2, 2020 through February 27, 2020 the closing price of our Class A Common Shares on the NASDAQ Capital Market has ranged from a high of  $2.91 to a low of  $0.38. Numerous factors, many of which are beyond our control, may cause the market price of our Class A Common Shares to fluctuate significantly. These factors include, among others:

●	actual or anticipated changes in our earnings, fluctuations in our operating results or our failure to meet the expectations of financial market analysts and investors;

●	changes in financial estimates by us or by any securities analysts who might cover our share;

●	speculation about our business in the press or the investment community;

●	significant developments relating to our relationships with our customers or suppliers;

●	stock market price and volume fluctuations of other publicly traded companies and, in particular, those that are in our industry;

●	customer demand for our services and products;

●	investor perceptions of our industry in general and our company in particular;

●	the operating and share performance of comparable companies;

●	general economic conditions and trends;

●	major catastrophic events;

●	announcements by us or our competitors of new products, significant acquisitions, strategic partnerships or divestitures;

●	changes in accounting standards, policies, guidance, interpretation or principles;

●	loss of external funding sources;

●	sales of our Class A Common Shares, including sales by our directors, officers or significant shareholders;

●	additions or departures of key personnel; and

●	investor perception of litigation, investigation or other legal proceedings involving us or certain of our individual shareholders or their family members.

Securities class action litigation is often instituted against companies following periods of volatility in their share price. This type of litigation could result in substantial costs to us and divert our management’s attention and resources. Moreover, securities markets may from time to time experience significant price and volume fluctuations for reasons unrelated to operating performance of particular companies. For example, in December 2018, major stock indexes fell precipitously, with major stock averages recording their worst December performance since 1931. In particular, the S&P 500 Index fell approximately 9% from December 1, 2018 to December 31, 2018. These market fluctuations may adversely affect the prices of our Class A Common Shares and other interests in our company at a time when you want to sell your investment in us.

Our dual class structure concentrates a majority of voting power in our majority shareholder, Hangzhou Lianluo Interactive Information Technology Co., Ltd. (“Hangzhou Lianluo”), which is the only holder of our Class B Common Shares.

On June 8, 2017, we re-classified and re-designated our common shares into Class A Common Shares and Class B Common Shares. Our Class B Common Shares have ten votes per share, and our Class A Common Shares have one vote per share. Because of the ten-to-one voting ratio between our Class B and Class A Common Shares, the holders of our Class B Common Shares collectively continue to control a majority of the combined voting power of our common shares and therefore are able to control all matters submitted to our shareholders for approval. The sole holder of such Class B Common Shares is Hangzhou Lianluo, an entity controlled by our Chairman of Board of Directors, Mr. Zhitao He. Hangzhou Lianluo owns 11,111,111 of our Class B Common Shares issued and outstanding, and currently holds in the aggregate approximately 89.7% of the voting power of our common shares. In addition, we issued warrants to purchase up to 1,000,000 Class B Common Shares to Hangzhou Lianluo with no expiration date. This concentrated control may limit or preclude your ability to influence corporate matters for the foreseeable future, including the election of directors, amendments of our organizational documents, and any merger, consolidation, sale of all or substantially all of our assets, or other major corporate transaction requiring shareholder approval. In addition, this may prevent or discourage unsolicited acquisition proposals or offers for our shares that you may feel are in your best interest as one of our shareholders.

Future transfers by holders of Class B Common Shares will generally result in those shares converting to Class A Common Shares, subject to limited exceptions. Each Class B Common Share is convertible into one Class A Common Share. The conversion of Class B Common Shares to Class A Common Shares will have the effect, over time, of increasing the relative voting power of those holders of Class B Common Shares who retain their shares in the long term.

There is no public market for the Private Placement Warrants.

There is no established public trading market for the Private Placement Warrants being offered in this concurrent private placement and we do not expect a market to develop. In addition, we do not intend to apply for listing of the Private Placement Warrants on any securities exchange or automated quotation system. Without an active market, investors in this offering may be unable to readily sell the Private Placement Warrants.

The Private Placement Warrants and the warrants issued in our two recent financings may be dilutive to holders of our Class A Common Shares.

The ownership interest of the existing holders of our Class A Common Shares will be diluted to the extent the warrants issued in our recent financings are exercised. Since February 14, 2020, we have issued to certain investors warrants to purchase an aggregate of 10,990,000 Class A Common Shares (including the 4,900,000 Class A Common Shares issuable upon exercise of the Private Placement Warrants, with a $0.70 per share initial exercise price, 3,500,000 Class A Common Shares issuable upon exercise of the warrants issued in the private placement that closed on February 25, 2020, with a $0.70 per share initial exercise price, and 2,590,000 Class A Common Shares issuable upon exercise of the warrants issued in the private placement that closed on February 14, 2020, with an $0.85 per share initial exercise price). Current and future shareholders may suffer dilution of their investment and equity ownership in the Company if any of the warrant holders elects to exercise their warrants. Also, in order to raise additional capital, we may in the future offer additional Class A Common Shares or other securities convertible into or exchangeable for our Class A Common Shares at a price per share that is less than the exercise price of the warrants that we issued recently. In such a case, the price protection “full ratchet” anti-dilution provisions of the warrants provide that the exercise price of these warrants will be reduced, which may result in additional dilution to our shareholders.

USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $3.13 million, after deducting the placement agent fee and other estimated expenses of this offering payable by us.

We intend to use the net proceeds from this offering for working capital and general corporate purposes; provided, however, that none of such proceeds will be used, directly or indirectly, for (i) the satisfaction of any of our indebtedness, other than payment of trade payables incurred in the ordinary course of business and consistent with prior practices; (ii) the redemption or repurchase of any of our securities; or (iii) the settlement of any outstanding litigation.

The amounts and timing of our use of proceeds will vary depending on a number of factors, including the amount of cash generated or used by our operations, and the rate of growth, if any, of our business. As a result, we will retain broad discretion in the allocation of the net proceeds of this offering. In addition, while we have not entered into any agreements, commitments or understandings relating to any significant transaction as of the date of this prospectus supplement, we may use a portion of the net proceeds to pursue acquisitions, joint ventures and other strategic transactions. Depending on future events and others changes in the business climate, we may determine at a later time to use the net proceeds for different purposes.

DILUTION

Investors of our Class A Common Shares offered by this prospectus supplement and the accompanying prospectus will experience an immediate dilution in the net tangible book value of their Class A Common Shares from the offering price of the Class A Common Shares. The net tangible book value of our Class A Common Shares as of June 30, 2019 was approximately $(90,000), or $(0.01) per share. Net tangible book value per share of our Class A Common Shares is equal to our net tangible assets (tangible assets less total liabilities) divided by the number of Class A Common Shares issued and outstanding as of June 30, 2019.

Dilution per share represents the difference between the public offering price per our Class A Common Share (ascribing no value to the Private Placement Warrants issued in the concurrent private placement) and the adjusted net tangible book value per our Class A Common Share after giving effect to this offering. After reflecting the sale of 4,900,000 Class A Common Shares offered by us at the public offering price of $0.70 per share (assuming no exercise of the Private Placement Warrants in the concurrent private placement), less placement agent fee and estimated offering expenses, our adjusted net tangible book value per our Class A Common Share as of June 30, 2019 would have been $0.13 per share. The change represents an immediate increase in net tangible book value per our Class A Common Share of $0.14 per share to existing shareholders and an immediate dilution of $0.57 per share to new investors purchasing Class A Common Shares in this offering.

The following table illustrates this per share dilution:

Per Common Share
Offering price per share	$0.70
Net tangible book value per share as of June 30, 2019	(0.01)
Increase per share attributable to existing investors	0.14
Adjusted net tangible book value per share after giving effect to this offering	$0.13
Dilution per share to new investors	$0.57

The information above is based on 6,695,475 Class A Common Shares issued and outstanding as of June 30, 2019 and excludes the following:

●	1,780,658 Class A Common Shares reserved for future issuance under our “2014 Share Incentive Plan”;

●	899,867 Class A Common Shares issuable upon the exercise of outstanding options, which were granted to our directors, officers and employees under our equity incentive plans;

●	2,590,000 Class A Common Shares offered and sold in our registered direct offering that closed on February 14, 2020;

●	2,590,000 Class A Common Shares issuable upon exercise of the warrants issued in the private placement that closed on February 14, 2020;

●	3,500,000 Class A Common Shares offered and sold in our registered direct offering that closed on February 25, 2020;

●	3,500,000 Class A Common Shares issuable upon exercise of the warrants issued in the private placement that closed on February 25, 2020;

●	4,900,000 Class A Common Shares issuable upon exercise of the Private Placement Warrants being issued in the concurrent private placement; and

●	1,000,000 Class B Common Shares issuable upon exercise of the warrants issued to Hangzhou Lianluo Interactive Information Technology Co., Ltd., our majority shareholder who also holds all of our Class B Common Shares issued and outstanding as of the date of this Prospectus Supplement in an amount of 11,111,111 shares.

CAPITALIZATION AND INDEBTEDNESS

The table below sets forth our capitalization and indebtedness as of June 30, 2019:

●	on an actual basis;

●	on a pro forma basis to give effect to the issuance and sale of 2,590,000 of our Class A Common Shares in a registered direct offering that closed on February 14, 2020;

●	on a pro forma basis to give effect to the issuance and sale of 3,500,000 of our Class A Common Shares in a registered direct offering that closed on February 25, 2020; and

●	on an as adjusted, pro forma basis to give effect to the issuance and sale of 4,900,000 Class A Common Shares at the offering price of $0.70 per share, after deducting placement agent fees and expenses and estimated offering expenses payable by us.

	As of June 30, 2019
	Actual		Pro Forma (i)		Pro Forma (ii)		Pro Forma (iii)
Cash and cash equivalents		$53,548		$1,851,743		$4,091,743		$7,221,743
Total Current Liabilities		$2,739,801		$2,739,801		$2,739,801		$2,739,801
Stockholders’ equity	$		$		$		$
Class A Common Shares,		18,285		25,359		34,918		48,300
Class B Common Shares		30,345		30,345		30,345		30,345
Additional paid-in capital*		40,689,949		42,481,070		44,711,512		47,828,130
Accumulated deficit		(43,468,419)		(43,468,419)		(43,468,419)		(43,468,419)
Accumulated other comprehensive income		2,479,971		2,479,971		2,479,971		2,479,971
Total shareholders’ (deficit) equity		$(249,869)		$1,548,326		$3,788,326		$6,918,327
Total capitalization		$(249,869)		$1,548,326		$3,788,326		$6,918,327

*	Does not include any potential proceeds from the exercise of warrants issued in the simultaneous private placement at an exercise price of $0.70 per share.
(i)	This Pro Forma reflects the issuance and sale of 2,590,000 shares in the registered direct offering that closed on February 14, 2020.
(ii)	This Pro Forma reflects both the issuance and sale of 2,590,000 shares on February 14, 2020 and issuance and sale of 3,500,000 shares on February 25, 2020.
(iii)	This Pro Forma reflects the issuance and sale of 2,590,000 shares on February 14, 2020, the issuance and sale of 3,500,000 shares on February 25, 2020 and the issuance and sale of 4,900,000 shares in this registered direct offering.

The information above is based on 6,695,475 Class A Common Shares issued and outstanding as of June 30, 2019 and excludes, as of such date, the following:

●	1,780,658 Class A Common Shares reserved for future issuance under our “2014 Share Incentive Plan”;

●	899,867 Class A Common Shares issuable upon the exercise of outstanding options, which were issued under our equity incentive plans;

●	2,590,000 Class A Common Shares issuable upon exercise of the warrants issued in the private placement that closed on February 14, 2020;
●	3,500,000 Class A Common Shares issuable upon exercise of the warrants issued in the private placement that closed on February 25, 2020;
●	4,900,000 Class A Common Shares issuable upon exercise of the Private Placement Warrants being issued in the concurrent private placement; and

●	1,000,000 Class B Common Shares issuable upon exercise of the warrants issued to Hangzhou Lianluo Interactive Information Technology Co., Ltd., our majority shareholder who also holds all of our Class B Common Shares issued and outstanding as of the date of this Prospectus Supplement in an amount of 11,111,111 shares.

DESCRIPTION OF CLASS A COMMON SHARES WE ARE OFFERING

In this offering, we are offering 4,900,000 Class A Common Shares pursuant to this prospectus supplement and the accompanying prospectus. The following is a summary of the rights of the Company’s Class A Common Shares. This summary is not complete. For more detailed information, please refer to the Company’s Amended and Restated Memorandum and Articles of Association, a copy of which was furnished as Exhibit 99.2 to the Report of Foreign Private Issuer on Form 6-K filed on February 24, 2020 and is incorporated by reference into this prospectus supplement.

The Company is authorized to issue 50,000,000 Common Shares, of par value of $0.002731 each, of which 37,888,889 shares are designated as Class A Common Shares and 12,111,111 shares are designated as Class B Common Shares. Shares may be issued in one or more series of shares for such consideration and on such terms as the directors of the Company may by resolution of directors determine from time to time.

Rights and Obligations of Shareholders

Each of Class A Common Shares and Class B Common Shares confers on its holder:

●	the right to vote;

●	the right to an equal share in any dividend paid by the Company in accordance with the BVI Business Companies Act, 2004 (as amended) (the “Act”); and

●	the right to an equal share in the distribution of the surplus of the Company.

Voting Rights. Holders of Class A Common Shares and Class B Common Shares shall at all times vote together as one class on all resolutions submitted to a vote by the shareholders. Each Class A Common Share is entitled to one (1) vote on all matters subject to vote at general meetings of the Company, and each Class B Common Share is entitled to ten (10) votes on all matters subject to vote at general meetings of the Company.

Conversion. Each Class B Common Share is convertible into one (1) Class A Common Share at any time by the holder thereof. The right to convert is exercisable by the holder of Class B Common Share delivering a written notice to the Company that such holder elects to convert a specified number of Class B Common Shares into Class A Common Shares.

In addition, the number of Class B Common Shares held by a holder thereof will be automatically and immediately converted into an equal and corresponding number of Class A Common Shares upon any direct or indirect sale, transfer, assignment or disposition of such number of Class B Common Shares by the holder thereof or an affiliate of such holder or the direct or indirect transfer or assignment of the voting power attached to such number of Class B Common Shares through voting proxy or otherwise to any person or entity that is not an affiliate of such holder. The creation of any pledge, charge, encumbrance or other third party right of whatever description on any of Class B Common Shares to secure contractual or legal obligations is not deemed as a sale, transfer, assignment or disposition unless and until any such pledge, charge, encumbrance or other third-party right is enforced and results in the third party holding directly or indirectly beneficial ownership or voting power through voting proxy or otherwise to the related Class B Common Shares, in which case all the related Class B Common Shares will be automatically converted into the same number of Class A Common Shares.

All Class B Common shares will be automatically converted into the same number of Class A Common Shares as soon as the holder of Class B Common Shares beneficially owns less than 605,555 Class B Common Shares. Any conversion of Class B Common Shares into Class A Common Shares will be effected by means of the re-designation of each relevant Class B Common Share as a Class A Common Share. On the other hand, Class A Common Shares are not convertible into Class B Common Shares under any circumstances.

Other than the differences of voting rights and conversion rights as set out above, Class A Common Shares and Class B Common Shares rank pari passu and have the same rights, preferences, privileges and restrictions.

Dividends. The holders of shares are entitled to such dividends as may be declared by the directors of the Company at such time and of such an amount as the directors think fit if they are satisfied, on reasonable grounds, that immediately after the distribution, the value of Company assets exceeds the Company’s liabilities and the Company will be able to pay its debts as they fall due.

Pre-emptive rights. There are no pre-emptive rights applicable to the issue by the Company of new shares under either the Act or the Company’s memorandum and articles of association.

Register of Members

The Company is required to keep a register of members containing (i) the names and addresses of the shareholders, (ii) the number of each class and series of shares held by each shareholder, (iii) the date on which the name of each shareholder was entered in the register of members, and (iv) the date on which any person ceased to be a shareholder. A share is deemed to be issued when the name of the shareholder is entered in the register of members and the entry of the name of a person in the register of members as a holder of a share is prima facie evidence that legal title in the share vests in that person.

Variation of Rights of Shareholders

If at any time the shares are divided into different classes, the rights attached to any class may only be varied, whether or not the Company is in liquidation, by a resolution passed at a meeting by a majority of the votes cast by those entitled to vote at a meeting of the holders of the issued shares in that class.

Meetings

Any action required or permitted to be taken by the shareholders may be effected at a duly called annual or special meeting of the shareholders entitled to vote on such action. An action that may be taken by the shareholders at a meeting (other than the election of Directors or the amendment of the Memorandum or the Articles) may also be taken by a resolution of shareholders consented to in writing, without the need for any notice, but if any resolution of shareholders is adopted otherwise than by the unanimous written consent of all shareholders, a copy of such resolution shall forthwith be sent to all shareholders not consenting to such resolution. All meetings of shareholders (whether annual or special) will be held on such dates and at such places as may be fixed from time to time by the directors. The Company is not required to hold an annual general meeting in any calendar year. However, where so determined by the directors of the Company, an annual general meeting shall be held once in each calendar year at such date and time as may be determined by the directors of the Company.

At any meeting of shareholders, a quorum will be present if there are one or more shareholders present in person or by proxy representing not less than 50% of the issued shares entitled to vote on the resolutions to be considered at the meeting. The shareholders present at a duly called or held meeting of shareholders at which a quorum is present may continue to transact business until adjournment notwithstanding the withdrawal of enough shareholders to leave less than a quorum, if any action (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.

A shareholder may be represented at a meeting of shareholders by a proxy who may speak and vote on behalf of the shareholder. A shareholder will be deemed to be present at the meeting if he participates by telephone or other electronic means and all shareholders participating in the meeting are able to hear each other.

Transfer of Shares

Subject to the restrictions and conditions in the Company’s memorandum and articles of association, any shareholder may transfer all or any of his or her shares by written instrument of transfer signed by the transferor and containing the name and address of the transferee. The transfer of a share is effective when the name of the transferee is entered on the register of members of the Company.

Redemption of Shares

The Company may purchase, redeem or otherwise acquire any of its own shares for such consideration as the directors of the Company may determine if the directors are satisfied, on reasonable grounds, that immediately after the acquisition the value of the Company’s assets will exceed its liabilities and the Company will be able to pay its debts as they fall due. Shares that the Company purchases, redeems or otherwise acquires may be cancelled or held as treasury shares except to the extent that such shares are in excess of 50% of the issued shares in which case they shall be cancelled to the extent of such excess but they shall be available for reissue.

PRIVATE PLACEMENT TRANSACTION

In a concurrent private placement, we will issue and sell to the same investors the Private Placement Warrants to purchase up to an aggregate of 4,900,000 Class A Common Shares at an exercise price equal to $0.70 per share.

The Private Placement Warrants and the Class A Common Shares issuable upon the exercise of such warrants are not being registered under the Securities Act, are not being offered pursuant to this prospectus supplement and the accompanying prospectus and are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder. Accordingly, investors may only sell Class A Common Shares issued upon exercise of the Private Placement Warrants pursuant to an effective registration statement under the Securities Act covering the resale of those shares, an exemption under Rule 144 under the Securities Act or another applicable exemption under the Securities Act.

Exercisability. The Private Placement Warrants are exercisable for a period of five and one-half years commencing on March 2, 2020 and expiring September 2, 2025. The warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and, at any time a registration statement registering the issuance of Class A Common Shares underlying the Private Placement Warrants under the Securities Act is effective and available for the issuance of such shares, or an exemption from registration under the Securities Act is available for the issuance of such shares, by payment in full in immediately available funds for the number of Class A Common Shares purchased upon such exercise. If a registration statement registering the issuance of the Class A Common Shares underlying the Private Placement Warrants under the Securities Act is not effective or available, at any time after the six-month anniversary of the issue date, the holder may, in its sole discretion, elect to exercise the Private Placement Warrants through a cashless exercise, in which case the holder would receive upon such exercise the net number of Class A Common Shares determined according to the formula set forth in the warrant.

Exercise Limitation. A holder will not have the right to exercise any portion of the Private Placement Warrants if the holder (together with its affiliates) would beneficially own in excess of 4.99% (or, upon election of the holder, 9.99%) of the number of our Class A Common Shares outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the warrants. Any holder may increase or decrease such percentage, but in no event may such percentage be increased to more than 9.99%, provided that any increase will not be effective until the 61st day after such election.

Exercise Price Adjustment. The exercise price of the Private Placement Warrants is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our Class A Common Shares and also upon any distributions of assets, including cash, stock or other property to our shareholder. The Private Placement Warrants also contain full ratchet anti-dilution protection upon the issuance of any Class A Common Shares, securities convertible into Class A Common Shares or certain other issuances at a price below the then-existing exercise price of the Private Placement Warrants, with certain exceptions, and subject to the exercise price never being adjusted to a price less than $0.18, the “Floor Price.” (The warrants issued in the private placement that closed on February 25, 2020 have been amended and restated to reflect a Floor Price of $0.1701.) The terms of the Private Placement Warrants, including these anti-dilution protections, may make it difficult for us to raise additional capital at prevailing market terms in the future.

Exchange Listing. There is no established trading market for the Private Placement Warrants and we do not expect a market to develop. In addition, we do not intend to apply for the listing of the Private Placement Warrants on any national securities exchange or other trading market.

Participation Rights. If at any time we grant, issue or sell any Class A Common Shares or Class A Common Share Equivalents or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any Class A Common Shares (the “Purchase Rights”), the holder of the Private Placement Warrants will be entitled to acquire, upon the terms applicable to such Purchase Rights, subject to the beneficial ownership limitations, the aggregate Purchase Rights which the holder of the Private Placement Warrants could have acquired if the Holder had held the number of Common Shares acquirable upon complete exercise of the private Placement Warrant.

Fundamental Transactions. If (i) we, directly or indirectly, in one or more related transactions effect any merger or consolidation of the Company with or into another person, (ii) we, directly or indirectly, effect any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of our assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by us or another person) is completed pursuant to which holders of Class A Common Share are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Class A Common Shares, (iv) we, directly or indirectly, in one or more related transactions effect any reclassification, reorganization or recapitalization of the Class A Common Shares or any compulsory share exchange pursuant to which the Class A Common Shares are effectively converted into or exchanged for other securities, cash or property, or (v) we, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off, merger or scheme of arrangement) with another person or group of persons whereby such other person or group acquires more than 50% of the outstanding Class A Common Shares (not including any Class A Common Shares held by the other person or other persons making or party to, or associated or affiliated with the other persons making or party to, such stock or share purchase agreement or other business combination), each a “Fundamental Transaction,” then the successor entity will succeed to, and be substituted for us, and may exercise every right and power that we may exercise and will assume all of our obligations under the Private Placement Warrants with the same effect as if such successor entity had been named in the warrant itself. If holders of our Class A Common Shares are given a choice as to the securities, cash or property to be received in a fundamental transaction, then the holder of Private Placement Warrants shall be given the same choice as to the consideration it receives upon any exercise of the Private Placement Warrants following such fundamental transaction. In addition, the successor entity, at the request of the holders of Private Placement Warrants, will be obligated to purchase any unexercised portion of the Private Placement Warrants in accordance with the terms of such warrants.

Dividends. If, at any time while the Private Placement Warrants are outstanding, we declare or make any dividend or other distribution of our assets (or rights to acquire our assets) to holders of our Class A Common Shares, by way of return of capital or otherwise, then each holder of a Private Placement Warrant shall be entitled to participate in such distribution, subject to the beneficial ownership limitations, to the same extent that the holder would have participated therein if the holder had held the number of Class A Common Shares acquirable upon complete exercise of the Private Placement Warrant immediately prior to the record date for such distribution.

Rights as a Shareholder. Except as otherwise provided in the Private Placement Warrants or by virtue of such holder’s ownership of our Class A Common Shares, the holder of a Private Placement Warrant will not have the rights or privileges of a holder of our Class A Common Shares, including any voting rights, until the holder exercises the warrant.

Resale/Registration Rights. We are required within 30 days of the closing of the offering to file a registration statement providing for the resale of the Class A Common Shares issued and issuable upon the exercise of the Private Placement Warrants. We are required to use commercially reasonable efforts to cause such registration to become effective within 181 days of the closing of the offering and to keep such registration statement effective at all times until no investor owns any warrants or shares issuable upon exercise thereof.

PLAN OF DISTRIBUTION

Maxim Group LLC, which we refer to as the placement agent, has agreed to act as the exclusive placement agent in connection with this offering subject to the terms and conditions of a placement agency agreement, dated February 27, 2020. The placement agent is not purchasing or selling any Class A Common Shares offered by this prospectus supplement, nor is the placement agent required to arrange the purchase or sale of any specific number or dollar amount of Class A Common Shares, but has agreed to use its best efforts to arrange for the sale of all of the Class A Common Shares offered hereby. We have entered into a securities purchase agreement with the investors pursuant to which we will sell to the investors 4,900,000 shares of our Class A Common Shares in this takedown from our shelf registration statement. We negotiated the price for the securities offered in this offering with the investors. The factors considered in determining the price included the recent market price of our Class A Common Shares, the general condition of the securities market at the time of this offering, the history of, and the prospects, for the industry in which we compete, our past and present operations, and our prospects for future revenues. Maxim Group LLC is also acting as the placement agent for the private placement transaction in which we will sell to the same investors the Private Placement Warrants to purchase up to an aggregate of 4,900,000 Class A Common Shares and is being paid a compensation fee related to the placement of the Private Placement Warrants.

As part of the compensation for the registered direct offerings and the concurrent private placements that closed on February 14, 2020 and February 25, 2020, we previously agreed to grant the placement agent the right of participation, until February 13, 2021, to join as a participating dealer for any and all future equity, equity-linked or debt (excluding commercial bank debt) offerings undertaken during such period by us or any of our affiliates. In the event this offering is consummated, we have agreed to revise the participation right granted to the placement agent such that if, from February 27, 2020, until the 4-month anniversary following the consummation of this offering (the “ROFR Period”), we or any of our subsidiaries decides to raise funds by means of a public offering (including at-the-market facility) or a private placement or any other capital raising financing of equity or equity-linked securities using an underwriter or placement agent, the placement agent (or any affiliate designated by the placement agent) will have the right to act as sole book-running manager, sole underwriter or sole placement agent for such financing. If the placement agent or one of its affiliates decides to accept any such engagement, the agreement governing such engagement will contain, among other things, provisions for customary fees for transactions of similar size and nature and the provisions of our current agreement with the placement agent, including indemnification, which are appropriate to such a transaction.  During the period after the ROFR Period but before the 12-month anniversary following the consummation of this offering, if we or any of our subsidiaries decides to raise funds by means of a public offering (including at-the-market facility) or a private placement or any other capital raising financing of equity or equity-linked securities using an underwriter or placement agent, we grant the placement agent the right to join as a participating dealer in such transaction with at least 50% of the economics thereof.

Under the securities purchase agreement, we will be precluded from engaging in subsequent equity or equity-linked securities offerings, or from filing with the SEC any registration statement, or amendment or supplement thereto, except with respect to this offering, for a period of 60 days from closing of the offering, subject to certain exceptions. Additionally, certain officers, directors and a major shareholder have agreed to enter into lock-up agreements pursuant to which these persons have agreed that, without the prior consent of the placement agent, they will not, beginning on February 27, 2020 and through the date that is ninety (90) days following the closing of this offering, subject to certain exceptions, offer, sell or otherwise dispose of or transfer any securities of the Company owned by them or acquired during the lock-up period.

In addition, we also agreed with the investors in our Class A Common Shares and the Private Placement Warrants that from the date of this prospectus supplement until such time as no investor holds any of the Private Placement Warrants, and subject to certain additional restrictions thereafter, we will not effect or enter into an agreement to effect a “Variable Rate Transaction,” which means a transaction in which we:

●	issue or sell any convertible securities either (A) at a conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of, or quotations for, our Class A Common Shares at any time after the initial issuance of such convertible securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such convertible securities or upon the occurrence of specified or contingent events directly or indirectly related to our business or the market for our Class A Common Shares, other than pursuant to a customary “weighted average” anti-dilution provision; or

●	enter into any agreement (including, without limitation, an “equity line of credit”) whereby we may sell securities at a future determined price (other than standard and customary “preemptive” or “participation” rights).

We also agreed to indemnify the investors against certain losses resulting from our breach of any of our representations, warranties, or covenants under agreements with the investors as well as under certain other circumstances described in the securities purchase agreement.

Fees and Expenses

We have agreed to pay the placement agent a total cash fee equal to 7% of the gross proceeds of this offering. We have agreed to reimburse the placement agent for all travel and other out-of-pocket expenses, including the reasonable fees, costs and disbursements of its legal fees which shall be limited to, in the aggregate, $20,000. We estimate our total expenses associated with the offering, excluding placement agent fees and expenses, will be approximately $40,000.

The following table shows per share and total cash placement agent’s fees we will pay to the placement agent in connection with the sale of our Class A Common Shares pursuant to this prospectus supplement and the accompanying prospectus assuming the purchase of all of the Class A Common Shares offered hereby:

	Per Share	Total
Offering price	$0.70	$3,430,000.00
Placement agent fees	$0.049	$240,100.00
Proceeds, before expenses, to us	$0.651	$3,189,900.00

After deducting certain fees and expenses due to the placement agent and our estimated offering expenses, we expect the net proceeds from this offering to be approximately $3.13 million.

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended, or the Securities Act, and any fees or commissions received by it and any profit realized on the resale of securities sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the placement agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. Under these rules and regulations, the placement agent may not: (i) engage in any stabilization activity in connection with our securities; and (ii) bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

The foregoing does not purport to be a complete statement of the terms and conditions of the Placement Agency Agreement and the Securities Purchase Agreement. Copies of the each have previously been included, or will be included, as exhibits to our reports on Form 6-K that have been or will be furnished to the SEC and incorporated by reference into the Registration Statement of which this prospectus supplement forms a part.

No action has been or will be taken in any jurisdiction (except in the United States) that would permit a public offering of the securities offered by this prospectus supplement and accompanying prospectus, or the possession, circulation or distribution of this prospectus supplement and accompanying prospectus or any other material relating to us or the securities offered hereby in any jurisdiction where action for that purpose is required. Accordingly, the securities offered hereby may not be offered or sold, directly or indirectly, and neither of this prospectus supplement and accompanying prospectus nor any other offering material or advertisements in connection with the securities offered hereby may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable rules and regulations of any such country or jurisdiction. The placement agent may arrange to sell securities offered by this prospectus supplement and accompanying prospectus in certain jurisdictions outside the United States, either directly or through affiliates, where they are permitted to do so.

Relationships

The placement agent and its affiliates may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for us in the ordinary course of their business, for which they may receive customary fees and commissions. In addition, from time to time, the placement agent and its affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future. However, except as disclosed in this prospectus supplement, we have no present arrangements with the placement agent for any further services.

Transfer Agent and Registrar

The transfer agent and registrar for our Class A Common Shares is Computershare Limited. Its address is Meidinger Tower, 462 S. 4th Street, Louisville, KY 40202 and its telephone number is (502) 301-6108.

Listing

Our Class A Common Shares are traded on the Nasdaq Capital Market under the symbol “LLIT.”

LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon for us by Conyers Dill & Pearman, British Virgin Islands counsel. Certain other legal matters will be passed upon for us by Bevilacqua PLLC. Bevilacqua PLLC may rely upon Conyers Dill & Pearman with respect to matters governed by British Virgin Islands law and Beijing Zaixian Law Firm with respect to matters governed by PRC law. Ellenoff Grossman & Schole LLP is representing the placement agent in this offering.

EXPERTS

The consolidated financial statements of our Company as of December 31, 2018 and 2017 have been incorporated by reference in this prospectus supplement and the accompanying prospectus have been audited by the accounting firm of Centurion ZD CPA & Co., an independent registered public accounting firm, as indicated in their report thereon dated May 15, 2019, which is incorporated by reference herein in reliance upon such firm’s authority as experts in auditing and accounting.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We are “incorporating by reference” specified documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents that are considered part of this prospectus. Later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference into this prospectus supplement the documents listed below and any future filings made with the SEC (other than any portion of such filings that are furnished under applicable SEC rules rather than filed) under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, including filings made on or after the date hereof and until termination of the offering to which this prospectus supplement relates. Unless otherwise noted, all of the documents listed below have the SEC file number 001-34661:

●	Our Reports of Foreign Private Issuer on Form 6-K filed with the SEC on February 13, 2020, February 24, 2020 and February 28, 2020;

●	The description of our Common Shares set forth in amendment no. 1 to our registration statement on Form 8-A/A filed with the SEC on February 6, 2020, including any amendment or report filed for the purpose of updating such description.

●	Our Reports of Foreign Private Issuer on Form 6-K filed with the SEC on January 21, 2020, January 6, 2020, and December 27, 2019; and

●	Our Annual Report on Form 20-F for the fiscal year ended December 31, 2018, filed with the SEC on May 15, 2019 and amended on February 10, 2020.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus supplement modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

Our filings with the SEC, including our Annual Report on Form 20-F, Reports of Foreign Private Issuer on Form 6-K and amendments to those reports can be inspected at the SEC’s website at www.sec.gov, and you may also obtain a copy of these filings at no cost by writing or telephoning us at the following address:

Lianluo Smart Limited

Room 611, 6th Floor, BeiKong Technology Building,

No. 10 Baifuquan Road, Changping District,

Beijing, China 102200

+86 (010) 8978-8107

Attention: Investor Relations

Except for the documents incorporated by reference as noted above, we do not incorporate into this prospectus supplement any of the information included in our website.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-3 under the Securities Act with respect to our Class A Common Shares offered by this prospectus supplement. This prospectus supplement does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information regarding us and the Class A Common Shares offered hereby, please refer to the registration statement and the exhibits filed as part of the registration statement.

This registration statement, including exhibits thereto, and all of our reports may be reviewed on the SEC’s website, at the address: http://www.sec.gov, which provides on-line access to reports and other information regarding registrants that file electronically with the SEC.

PROSPECTUS

LIANLUO SMART LIMITED

$30,000,000

Common Shares, Share Purchase Contracts, Share Purchase Units, Warrants, Rights and Units

This prospectus relates to the sale of any combination of common shares, warrants, rights, share purchase contracts, share purchase units or units having an aggregate initial offering price of up to US $30,000,000.

We may from time to time sell, transfer or otherwise dispose of any or all of the Shares in a number of different ways and at varying prices. See “Plan of Distribution” beginning on page 8 of this prospectus for more information.

Our common shares are listed on the NASDAQ Capital Market under the symbol “LLIT”. On October 19, 2018, the closing price for our common shares on the NASDAQ Capital Market was $2.00 per common share.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required.

The aggregate market value of our outstanding common shares held by non-affiliates on October 19, 2018, as calculated in accordance with General Instruction I.B.5. of Form F-3, was approximately $8.82 million. During the prior 12 calendar month period that ends on, and includes, the date of this prospectus, we have not offered any securities pursuant to General Instruction I.B.5 of Form F-3. Pursuant to General Instruction I.B.5, in no event will we sell securities pursuant to this prospectus with a value of more than one-third of the aggregate market value of our common shares held by non-affiliates in any 12-month period, so long as the aggregate market value of our common shares held by non-affiliates is less than $75,000,000.

Investing in our securities being offered pursuant to this prospectus involves a high degree of risk. You should carefully read and consider the “Risk Factors” beginning on page 4 of this prospectus and in applicable prospectus supplement before you make your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 8, 2018

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC. You should read both this prospectus and any additional information described under the heading “Where You Can Find More Information.”

You should rely only on the information contained in this prospectus, any amendment or supplement to this prospectus or any free writing prospectus prepared by or on our behalf. We have not authorized any other person to provide you with different or additional information. We do not take responsibility for, nor can we provide assurance as to the reliability of, any other information that others may provide. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus or any prospectus supplement, as well as information we have previously filed with the SEC and incorporated by reference, is accurate as of the date on the front of those documents only. Our business, financial condition, results of operations and prospects may have changed since those dates.

We may sell a combination of the securities described in this prospectus through underwriters or dealers, through agents, directly to purchasers or through a combination of these methods. The applicable prospectus supplement will contain the names of the underwriters, dealers or agents, if any, together with the terms of offering and the compensation of those underwriters, dealers or agents. Any underwriters, dealers or agents participating in the offering may be deemed “underwriters” within the meaning of the Securities Act.

Except as otherwise indicated by the context, references in this prospectus to:

●	the terms “we,” “us,” “our company” and “our” refer to (i) Lianluo Smart Limited, a British Virgin Islands company, (ii) Beijing Dehaier Medical Technology Company Limited, a PRC company, and (iii) Lianluo Connection Medical Wearable Device Technology (Beijing) Co., Ltd. For purposes of clarity, where the context requires us to differentiate between the entities generally referred to collectively as “our company”, and for purposes of this prospectus only: “Lianluo” refers to Lianluo Smart Limited, a British Virgin Islands business company with limited liability. “BDL” refers to Beijing Dehaier Medical Technology Company Limited, a wholly-owned PRC operating subsidiary of LCL. “LCL” refers to Lianluo Connection Medical Wearable Device Technology (Beijing) Co., Ltd., our wholly owned PRC operating subsidiary.

●	all references to “RMB,” “Renminbi” and “¥” are to the legal currency of China and all references to “USD,” “U.S. dollars,” “dollars,” and “$” are to the legal currency of the United States; and

●	“China” and “PRC” refer to the People’s Republic of China, and for the purpose of this prospectus only, excluding Taiwan, Hong Kong and Macau.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated or deemed to be incorporated by reference herein contain or incorporate statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements relate to events that involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. In some cases, these forward-looking statements can be identified by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “potential,” “continue,” “is/are likely to” or other similar expressions.

These forward-looking statements are subject to risks, uncertainties and assumptions, some of which are beyond our control. In addition, these forward-looking statements reflect our current views with respect to future events and are not a guarantee of future performance. Actual outcomes may differ materially from the information contained in the forward-looking statements.

The forward-looking statements made in this prospectus, any prospectus supplement and the documents incorporated or deemed to be incorporated by reference herein relate only to events or information as of the date on which the statements are made. Our actual results, performance, or achievement may differ from those expressed in, or implied by, these forward-looking statements. Accordingly, we can give no assurances that any of the events anticipated by these forward-looking statements will transpire or occur or, if any of the foregoing factors or other risks and uncertainties described elsewhere in this prospectus, any prospectus supplement and any documents incorporated or deemed to be incorporated by reference herein were to occur, what impact they would have on these forward-looking statements, including our results of operations or financial condition. In view of these uncertainties, you are cautioned not to place undue reliance on these forward-looking statements.

Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events. You should refer to our periodic and current reports filed with the SEC for specific risks which could cause actual results to be significantly different from those expressed or implied by these forward-looking statements.

We have identified some of the important factors that could cause future events to differ from our current expectations and they are described in this prospectus and supplements to this prospectus under the caption “Risk Factors”, as well as in our most recent Annual Report on Form 20-F, and in other documents that we may file with the SEC, all of which you should review carefully. Please consider our forward-looking statements in light of those risks as you read this prospectus and any prospectus supplement.

OUR COMPANY

Business Overview

We focus on three business sectors: medical wearable devices, smart devices and smart ecosystem platform.

Our medical wearable sector focuses on wearable sleep respiratory devices. We develop and distribute medical devices, focusing primarily on sleep respiratory solutions to Obstructive Sleep Apnea Syndrome (“OSAS”) since 2010. We provide users with medical grade detection and monitoring, long-distance treatment and integration solution of professional rehabilitation. We have professional and accurate collection and valuable big-data analytic technology, which can scientifically and accurately collect and count user data, and provide chronic and high-risk patients with long-distance treatment and professional rehabilitation.

Our smart devices sector is specialized in operating easy-use smart devices for sports, social contact, entertainment, remote-control, family health management, which can connect things and humans in an intelligent way. We continuously upgrade key algorithms based on big data and develop smart devices based on the combination of hardware and software. This sector will cover several areas, including smart home, smart traveling and smart entertainment.

In the smart ecosystem platform sector, we intend to build an ecosystem to facilitate interconnection among smart products and between smart products and users. This ecosystem is designed to address anticipated future trends and user demands. It incorporates wearable devices, home furnishings, mobile smart devices and other smart devices with cloud computing.

We are currently researching new products and evaluating business opportunities in our smart devices and smart ecosystem platform sectors.

We design, develop and market our own branded medical products and medical components. Since we do not operate any fully scaled manufacturing facilities, we contract some of the medical components to outside manufacturers in China. Most of our branded products require light assembly by us before distribution.

We completed the corporate and business restructuring plan of scaling down and discontinued, as appropriate, our unprofitable medical device business. We aim to concentrate our resources to develop medical wearable devices, smart devices and smart ecosystem platform, as our major business.

Our principal executive office is located at Room 2108, 21st Floor, China Railway Construction Building, No. 20 Shijingshan Road, 100040, Beijing, China.

RISK FACTORS

Investing in our securities involves risks. Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and in our most recent annual report on Form 20-F, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. In addition to those risk factors, there may be additional risks and uncertainties of which management is not aware or focused on or that management deems immaterial. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.

OFFER STATISTICS AND EXPECTED TIMETABLE

We may from time to time sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of US$30,000,000 pursuant to this prospectus. We will keep the registration statement of which this prospectus is a part effective until such time as all of the securities covered by this prospectus have been disposed of pursuant to and in accordance with this registration statement.

CAPITALIZATION AND INDEBTEDNESS

Our capitalization will be set forth in the applicable prospectus supplement or in a report on Form 6-K subsequently furnished to the SEC and specifically incorporated by reference into this prospectus.

MARKET PRICE DATA

Our common shares have been listed on the NASDAQ Capital Market since April 22, 2010, previously under the symbol “DHRM,” and currently under the symbol “LLIT.”

The table below shows, for the periods indicated, the high and low market prices for our shares.

	Market Price Per Share
	High	Low
Yearly:
2013	$4.8500	$1.8000
2014	$12.8900	$2.5200
2015	$4.2900	$1.2200
2016	$2.8800	$0.7900
2017	$1.8800	$1.0500

Quarterly:
2015
First quarter	$3.7609	$2.4899
Second quarter	$3.1800	$2.6200
Third quarter	$2.7400	$1.3500
Fourth quarter	$4.2900	$1.2200

2016
First quarter	$2.3350	$1.5250
Second quarter	$2.8800	$1.2300
Third quarter	$2.1500	$1.5000
Fourth quarter	$1.8900	$0.7900

2017
First quarter	$1.8800	$1.4200
Second quarter	$1.7000	$1.0515
Third quarter	$1.5076	$1.0500
Fourth quarter	$1.8500	$1.2600

2018
First quarter	$3.6890	$1.6500
Second quarter	$2.7166	$1.6533
Third quarter	$2.0000	$1.4000

Monthly:
2018
April	$2.7166	$1.6903
May	$2.1500	$1.6533
June	$2.4000	$1.8100
July	$2.0000	$1.5500
August	$1.9500	$1.4000
September	$1.8595	$1.4300

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities set forth in the applicable prospectus supplement.

Description of Warrants

We may issue warrants that entitle the holder to purchase common shares. We may issue warrants independently or together with common shares, and the warrants may be attached to or separate from these securities.

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

●	the offering price and aggregate number of warrants offered;

●	the currency for which the warrants may be purchased, if not United States dollars;

●	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

●	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

●	the number of common shares purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

●	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

●	the terms of any rights to redeem or call the warrants;

●	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

●	the dates on which the right to exercise the warrants will commence and expire;

●	the manner in which the warrant agreement and warrants may be modified;

●	federal income tax consequences of holding or exercising the warrants;

●	the terms of the securities issuable upon exercise of the warrants; and

●	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Description of Units

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date or occurrence.

The applicable prospectus supplement may describe:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

●	whether the units will be issued in fully registered or global form.

The applicable prospectus supplement will describe the terms of any units. The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the unit agreement and, if applicable, collateral arrangements and depository arrangements relating to such units.

Description of Share Purchase Contracts and Share Purchase Units

We may issue share purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of common shares or other securities registered hereunder at a future date or dates, which we refer to in this prospectus as “share purchase contracts.” The price per share of the securities and the number of shares of the securities may be fixed at the time the share purchase contracts are issued or may be determined by reference to a specific formula set forth in the share purchase contracts.

The share purchase contracts may be issued separately or as part of units consisting of a share purchase contract and warrants, other securities registered hereunder or debt obligations of third parties, including U.S. treasury securities, securing the holders’ obligations to purchase the securities under the share purchase contracts, which we refer to herein as “share purchase units.” The share purchase contracts may require holders to secure their obligations under the share purchase contracts in a specified manner. The share purchase contracts also may require us to make periodic payments to the holders of the share purchase units or vice versa, and those payments may be unsecured or refunded on some basis.

The share purchase contracts, and, if applicable, collateral or depositary arrangements, relating to the share purchase contracts or share purchase units, will be filed with the SEC in connection with the offering of share purchase contracts or share purchase units. The prospectus supplement relating to a particular issue of share purchase contracts or share purchase units will describe the terms of those share purchase contracts or share purchase units, including the following:

●	if applicable, a discussion of material tax considerations; and

●	any other information we think is important about the share purchase contracts or the share purchase units.

Description of Rights

We may issue rights to purchase common shares that we may offer to our security holders. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and a bank or trust company, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

●	the date of determining the security holders entitled to the rights distribution;

●	the aggregate number of rights issued and the aggregate number of common shares purchasable upon exercise of the rights;

●	the exercise price;

●	the conditions to completion of the rights offering;

●	the date on which the right to exercise the rights will commence and the date on which the rights will expire; and

●	applicable tax considerations.

Each right would entitle the holder of the rights to purchase for cash the principal amount of common shares at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

We may sell or distribute the securities included in this prospectus through underwriters, through agents, to dealers, or directly to purchasers, at market prices prevailing at the time of sale, at prices related to the prevailing market prices, or at negotiated prices.

We may sell some or all of the securities included in this prospectus through:

●	a block trade in which a broker-dealer may resell a portion of the block, as principal, in order to facilitate the transaction;

●	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account; or

●	ordinary brokerage transactions and transactions in which a broker solicits purchasers.

We may enter into hedging transactions with respect to our securities. For example, we may:

●	enter into transactions involving short sales of our ordinary shares by broker-dealers;

●	sell our ordinary shares short themselves and deliver the shares to close out short positions;

●	enter into option or other types of transactions that require us to deliver ordinary shares to a broker-dealer, who will then resell or transfer the ordinary shares under this prospectus; or

●	loan or pledge our ordinary shares to a broker-dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of securities, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

Any broker-dealers or other persons that participate with us in the distribution of the securities may be deemed to be underwriters and any commissions received or profit realized by them on the resale of the shares may be deemed to be underwriting discounts and commissions under the Securities Act.

At the time that any particular offering of securities is made, to the extent required by the Securities Act, a prospectus supplement will be distributed, setting forth the terms of the offering, including the aggregate number of securities being offered, the purchase price of the securities, the initial offering price of the securities, the names of any underwriters, dealers or agents, any discounts, commissions and other items constituting compensation from us and any discounts, commissions or concessions allowed or reallowed or paid to dealers.

Underwriters or agents could make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an at-the-market offering as defined in Rule 415 promulgated under the Securities Act, which includes sales made directly on or through the NASDAQ Capital Market, the existing trading market for our ordinary shares, or sales made to or through a market maker other than on an exchange.

Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Exchange Act. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us, against certain liabilities, including liabilities under the Securities Act. Our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us or our affiliates, in the ordinary course of business for which they may receive customary compensation.

EXPENSES

We estimate the fees and expenses to be incurred by us in connection with the sale of the securities in this offering, other than underwriting discounts and commissions, to be as follows:

SEC registration fee	$3,636
Legal fees and expenses	$31,500
Accounting fees and expenses	$16,200
Miscellaneous expenses	$2,530
Total	$53,866

All amounts are estimated except the SEC registration fee.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities registered and certain legal matters as to British Virgin Islands law in connection with this offering will be passed upon for us by Ogier, British Virgin Islands counsel to our Company.

Additional legal matters may be passed on for us, or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The 2015, 2016 and 2017 consolidated financial statements of our Company appearing in our annual report on Form 20-F for the year ended December 31, 2017 have been audited by Centurion ZD CPA Limited, independent registered public accounting firm, as set forth in the reports thereon included therein and incorporated herein by reference.

Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firms as experts in accounting and auditing.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the British Virgin Islands with limited liability. We are incorporated in the British Virgin Islands because of certain benefits associated with being a British Virgin Islands corporation, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of exchange control or currency restrictions and the availability of professional and support services. However, the British Virgin Islands has a less developed body of securities laws as compared to the United States and provides protections for investors to a significantly lesser extent. In addition, British Virgin Islands companies may not have standing to sue before the federal courts of the United States.

Substantially all of our assets are located outside the United States. In addition, all of our directors and officers are nationals and/or residents of countries other than the United States, and all or a substantial portion of such persons’ assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or such persons or to enforce against him or against us, judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof.

We have appointed CT Corporation System as our agent to receive service of process with respect to any action brought against us in the United States District Court for the Southern District of New York under the federal securities laws of the United States or of any State of the United States or any action brought against us in the Supreme Court of the State of New York in the County of New York under the securities laws of the State of New York.

We have been advised by Ogier, our counsel as to British Virgin Islands law, that although there is no statutory enforcement in the British Virgin Islands of judgments obtained in State or U.S. federal courts in The City of New York and County of New York, the courts of the British Virgin Islands will recognize such a foreign judgment and treat it as a cause of action in itself which may be sued upon as a debt at common law so that no retrial of the issues would be necessary if fresh proceedings are brought in the British Virgin Islands to enforce that judgment, provided however that such judgment: (i) is not in respect of penalties, fines, taxes or similar fiscal or revenue obligations of the Issuer; (ii) is final and for a liquidated sum; (iii) was not obtained in a fraudulent manner; (iv) is not of a kind the enforcement of which is contrary to the public policy in the British Virgin Islands; (v) is not contrary to the principles of natural justice; and (vi) provided that the State or U.S. federal courts in The City of New York and County of New York had jurisdiction in the matter and the Issuer either submitted to such jurisdiction or was resident or carrying on business within such jurisdiction and was duly served with process. Non-money judgments from a foreign court are not directly enforceable in the British Virgin Islands. However, it is possible for a non-money judgment from a foreign court to be indirectly enforced by means of a claimant bringing an identical action in the courts of the British Virgin Islands in respect of which a non-money judgment has been made by a foreign court. In appropriate circumstances, the courts of the British Virgin Islands may give effect to issues and causes of action determined by the foreign court, such that those matters need not be retried.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-3, of which this prospectus is part, with respect to the securities we may offer from time to time. This prospectus and any accompanying prospectus supplement do not contain all the information contained in the registration statement, including its exhibits and schedules. You should refer to the registration statement, including the exhibits and schedules, for further information about us and the Common we may offer. Statements we make in this prospectus and any accompanying prospectus supplement about certain contracts or other documents are not necessarily complete. When we make such statements, we refer you to the copies of the contracts or documents that are filed as exhibits to the registration statement, because those statements are qualified in all respects by reference to those exhibits. The registration statement, including exhibits and schedules, is on file at the offices of the SEC and may be inspected without charge.

We are subject to the periodic reporting and other informational requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Under the Exchange Act, we are required to file annual and special reports and other information with the SEC. As a foreign private issuer, we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.

Information filed with the SEC by us can be inspected and copied at the Public Reference Room maintained by the SEC at 100F Street, N.E., Washington, D.C. 20549. You may also obtain copies of this information by mail from the Public Reference Section of the SEC at prescribed rates. Further information on the operation of the SEC’s Public Reference Room in Washington, D.C. can be obtained by calling the SEC at 1-800-SEC-0330.

The SEC also maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

Our website address is www.lianluosmart.com. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with them. The information we incorporate by reference into this prospectus is an important part of this prospectus. Any statement in a document we have filed with the SEC prior to the date of this prospectus and which is incorporated by reference into this prospectus will be considered to be modified or superseded to the extent a statement contained in this prospectus or any other subsequently filed document that is incorporated by reference into this prospectus modifies or supersedes that statement. The modified or superseded statement will not be considered to be a part of this prospectus, except as modified or superseded.

We incorporate by reference into this prospectus the information contained in the following documents that we have filed with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which is considered to be a part of this prospectus:

●	our Annual Report on Form 20-F for the year ended December 31, 2017, filed on April 25, 2018;

●	our Current Reports on Form 6-K filed with the SEC on July 9, 2018, August 8, 2018, August 10, 2018, August 24, 2018, and August 27, 2018; and

●	the description of the common shares, $0.002731 par value per share, and other securities contained in the Registrant’s registration statement on Form F-3 filed with the Commission on December 19, 2014 (File Number 333-201163) and declared effective by the Commission on February 5, 2015, and any amendment or report filed with the Commission for purposes of updating such description.

●	the description of the common shares, $0.002731 par value per share, and other securities contained in the Registrant’s registration statement on Form S-3 filed with the Commission on December 1, 2011 (File Number 333-178268) and declared effective by the Commission on December 21, 2011, and any amendment or report filed with the Commission for purposes of updating such description.

●	the description of the common shares, $0.002731 par value per share, contained in the Registrant’s registration statement on Form S-1 filed with the Commission on November 12, 2009 (File Number 333-163041) and declared effective by the Commission on March 26, 2010, and any amendment or report filed with the Commission for purposes of updating such description.

●	with respect to each offering of securities under this prospectus, all subsequent reports on Form 20-F and any report on Form 6-K that indicates it is being incorporated by reference, in each case, that we file or furnish with the SEC on or after the date on which the registration statement is first filed with the SEC and until the termination or completion of that offering under this prospectus.

Certain statements in and portions of this prospectus update and replace information in the above listed documents incorporated by reference. Likewise, statements in or portions of a future document incorporated by reference in this prospectus may update and replace statements in and portions of this prospectus or the above listed documents.

Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

Lianluo Smart Limited

Room 2108, 21st Floor,

China Railway Construction Building,

No. 20 Shijingshan Road, 100040, Beijing, China

+86 (10) 5166-0080

Attention: Investor Relations